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                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                                                                                      Year Ended December 31,
                                                                               ----------------------------------------------
                                                                                    1994              1995               1996
                                                                               ----------------------------------------------

Actual Weighted Average Shares Outstanding for the Period . . . . . . .        5,383,849         5,994,739          6,141,657
Dilutive Effects of Stock Options and Warrants Using Average
  Market Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          292,741           356,066       antidilutive
                                                                                 -------      ------------       ------------
Total Shares Based on Shares Outstanding and the Assumption
  that All Share Equivalents Are Exercised at Average Stock
  Market Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,676,590         6,350,805          6,141,657
Additional dilutive effect of Stock Options and Warrants Being
  Exercised Using Ending Market Price . . . . . . . . . . . . . . . . .           22,030            67,713       antidilutive
                                                                                  ------      ------------       ------------
Total Shares Based on Shares Outstanding and the Assumption
  That All Stock Options and Warrants are Exercised At Ending
  Market Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,698,620         6,418,518          6,141,657
                                                                               =========       ===========          =========

Net Income (Loss) Applicable to Fully Diluted Earnings Per Share  . . .      $ 1,621,564        $2,126,412       $ (7,428,188)
                                                                             ===========        ==========       ============

Fully Diluted Net Income (Loss) Per Share . . . . . . . . . . . . . . .      $      0.28        $     0.33       $      (1.21)
                                                                             ===========        ==========       ============
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